UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 7, 2020, Anavex Life Sciences Corp., a Nevada corporation (the “Company”), held a special meeting of stockholders (the “Meeting”) as prescribed in the Proxy Statement filed by the Company with the Securities and Exchange Commission on February 20, 2020. At the Meeting, two proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Christopher Missling, Ph.D., Claus van der Velden, Ph.D., Athanasios Skarpelos, Elliot Favus, M.D., Steffen Thomas, Ph.D., and Peter Donhauser, D.O. for terms until the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified. The stockholders elected each of the six directors by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Christopher Missling, Ph.D.	21,276,670	228,009	23,719,166
Claus van der Velden, Ph.D.	18,628,173	2,876,506	23,719,166
Athanasios Skarpelos	20,380,573	1,124,106	23,719,166
Elliot Favus, M.D.	21,335,208	169,471	23,719,166
Steffen Thomas, Ph.D.	19,527,259	1,977,420	23,719,166
Peter Donhauser, D.O.	19,518,858	1,985,821	23,719,166

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm. The stockholders ratified BDO USA, LLP as the Company’s independent registered public accounting firm as follows:

Votes For	44,802,473
Votes Against	268,520
Abstentions	152,852

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: April 8, 2020

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